                                                                     EXHIBIT 1.1


                                                                          [Date]
                              ORYX ENERGY COMPANY

                             UNDERWRITING AGREEMENT
                           STANDARD PROVISIONS (DEBT)

       From time to time, Oryx Energy Company, a Delaware corporation (the "Company"), may enter into one or more underwriting agreements that provide for the sale of designated securities to the several Underwriters named therein. The standard provisions set forth herein may be incorporated by reference in any such underwriting agreement (an "Underwriting Agreement"). The Underwriting Agreement, including the provisions incorporated therein by reference, is herein referred to as this Agreement. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined.

       The Company proposes to issue from time to time senior debt securities to be issued pursuant to the provisions of an indenture dated as of September 15, 1988, as amended and supplemented by a first supplemental indenture dated as of April 1, 1991 (as it may be further supplemented or amended from time to time, any such amendment or supplement to be identified in the Underwriting Agreement, the "Senior Indenture") between the Company and The Bank of New York, as Senior Trustee; senior subordinated debt securities issued pursuant to the provisions of an indenture between the Company and IBJ Schroder Bank & Trust Company, as Senior Subordinated Trustee (the "Senior Subordinated Indenture"); and subordinated debt securities issued pursuant to the provisions of an indenture between the Company and Bank of Montreal Trust Company, as Subordinated Trustee (the "Subordinated Indenture").

       The debt securities will have varying designations, maturities, rates and times of payment of interest, selling prices, redemption terms and other terms. Any such debt securities are herein sometimes collectively referred to as the "Securities".

       The Company has filed with the Securities and Exchange Commission (the "Commission"), in accordance with the provisions of the Securities Act of 1933, as amended, and the rules and regulations thereunder (herein referred to collectively as the "Act"), a registration statement including a prospectus relating to the Securities and has filed or proposes to file with the Commission a prospectus supplement or supplements specifically relating to the Offered Securities pursuant to Rule 424 under the Act in the form furnished by the Company to the Manager or Managers named in the Underwriting Agreement (the "Manager") or, to the extent not completed at the time of execution of the Underwriting Agreement, in such form as the Company and the Manager shall have agreed to at such time. The term Registration Statement means the registration statement as amended to the date of the Underwriting Agreement. The term Basic Prospectus means the prospectus included in the Registration Statement. The term Prospectus means the Basic Prospectus together with the prospectus supplement (other than a preliminary prospectus supplement) specifically relating to the Offered Securities in the form first used to confirm sales of the Offered Securities. The term preliminary prospectus means a preliminary prospectus supplement specifically relating to the Offered Securities, together with the Basic Prospectus. As used herein, the terms "Registration Statement", "Basic Prospectus", "Prospectus" and "preliminary prospectus" shall include, in
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each case, the material, if any, incorporated by reference therein.

       The Company and the Underwriters agree as follows:

             1. Public Offering. The Company is advised by the Manager that the Underwriters propose to make a public offering of their respective portions of the Offered Securities as soon after this Agreement is entered into as in the Manager's judgment is advisable. The terms of the public offering of the Offered Securities are set forth in the Prospectus.

             2. Payment and Delivery. Payment for the Offered Securities shall be made by certified or official bank check or by wire transfer payable to the order of the Company drawn in funds specified in the Underwriting Agreement at the time and place set forth in the Underwriting Agreement, upon delivery to the Manager for the respective accounts of the several Underwriters of the Offered Securities registered in such names and in such denominations as the Manager shall request not less than two full business days prior to the date of delivery. The time and date of such payment and delivery with respect to the Offered Securities are herein referred to as the Closing Date.

             3. Certain Covenants of the Company. In further consideration of the agreements of the Underwriters herein contained, the Company covenants as follows:

             (a) To furnish the Manager, without charge, two signed copies of the Registration Statement (including exhibits thereto and documents incorporated therein by reference), as many copies of the preliminary prospectus as the Manager may reasonably request and, during the period mentioned in paragraph (c) below, as many copies of the Prospectus, any documents incorporated therein by reference, and any supplements and amendments thereto as the Manager may reasonably request and to pay all reasonable costs associated therewith, including all printing and mailing costs. The Company agrees to timely file the Prospectus pursuant to Rule 424 and to provide the Manager with evidence of such filing. The terms "supplement" and "amendment" or "amend" as used in this Agreement shall include all documents subsequently filed by the Company with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are deemed to be incorporated by reference in the Prospectus.

             (b)    Before amending or supplementing the Registration
       Statement or the Prospectus, to furnish the Manager a copy of each such proposed amendment or supplement and to file no such proposed amendment or supplement to which the Manager reasonably objects in writing; provided that the foregoing shall not apply to amendments or supplements that relate to securities registered under the Registration Statement that are not Offered Securities.

             (c) If, at any time when a Prospectus relating to the Offered Securities is required by law to be delivered under the Act, any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the statements





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       therein, in light of the circumstances when the Prospectus is delivered to a purchaser, not misleading, or if it is necessary to amend or supplement the Prospectus to comply with law, forthwith to prepare and furnish to the Underwriters and to the dealers (whose names and addresses you will furnish to the Company) to which Offered Securities may have been sold by you on behalf of the Underwriters and to any other dealers upon request, either amendments or supplements to the Prospectus so that the statements in the Prospectus as so amended or supplemented will not, in light of the circumstances when the Prospectus is delivered to a purchaser, be misleading or so that the Prospectus will comply with law. The costs and expenses relating to any such amendment or supplement shall be borne by the Company in the case of an amendment or supplement within 9 months of the date of the Agreement and by the Underwriters thereafter.

              (d) The Company agrees to use its best efforts to prevent the issuance of any stop order by the Commission and, if issued, to notify you of the issuance thereof and to use its best efforts to obtain as soon as possible the withdrawal thereof.

              (e) To endeavor to qualify the Offered Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to take reasonable steps to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be reasonably necessary to complete the distribution of the Offered Securities, and to pay all reasonable expenses (including fees and disbursements of counsel for the Underwriters) in connection therewith as well as all fees, if any, payable in connection with the review of the offering of the Offered Securities by the National Association of Securities Dealers, Inc.

              (f) To make generally available to the Company's security holders as soon as practicable an earnings statement or statements of the Company which shall satisfy the provisions of Section 11(a) of the Act.

              (g) During the period beginning on the date of this Agreement and continuing to and including the Closing Date, not to offer, sell, contract to sell or otherwise dispose of any securities of the Company substantially similar to the Offered Securities other than the Offered Securities without the prior written consent of the Manager. The foregoing shall not restrict the Company from borrowings under revolving credit agreements and lines of credit, the private placement of securities and issuances of commercial paper or interest rate swaps.

              4. Reimbursement of Underwriters' Expenses. If this Agreement shall be terminated by the Underwriters or any of them, because of any failure or refusal on the part of the Company to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company shall be unable to perform its obligations under this Agreement, the Company will reimburse the Underwriters or such Underwriters as have so terminated this Agreement, with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel itemized in detail reasonably satisfactory to the





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Company) reasonably incurred by such Underwriters in connection with the
Offered Securities.

              5. Conditions of Underwriters' Obligations. The several obligations of the Underwriters to purchase and pay for the Offered Securities hereunder are subject to the conditions:

              (a) That, at the Closing Date, the Company shall have furnished to the Manager an opinion of William C. Lemmer, Vice President, General Counsel and Secretary of the Company, dated the Closing Date, in substantially the form set forth as Exhibit A.

              (b) That, at the Closing Date, the Company shall have furnished to the Manager an opinion of Akin, Gump, Strauss, Hauer & Feld, L.L.P., special counsel for the Company, dated the Closing Date, in substantially the form set forth as Exhibit B.

              (c) That, at the Closing Date, the Manager shall have received an opinion of Milbank, Tweed, Hadley & McCloy, counsel for the Underwriters, dated the Closing Date, in substantially the form set forth as Exhibit C.

              (d) That, at the Closing Date, the Company shall have furnished to the Manager a letter addressed to the Underwriters and dated the Closing Date, in form and substance satisfactory to the Manager, from Coopers & Lybrand L.L.P., independent public accountants, containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information relating to the Company contained in or incorporated by reference into the Registration Statement and the Prospectus.

              (e) That, at the Closing Date, the Company shall have furnished to the Manager a certificate dated the Closing Date and signed by an executive officer of the Company, to the effect set forth below. The officer signing and delivering such certificate may rely upon the best of his knowledge as to proceedings threatened.

                     (i) the representations and warranties of the Company contained herein are true and correct in all material respects as of the Closing Date;

                     (ii) no stop orders suspending the effectiveness of the Registration Statement are in effect, and no proceedings for such purpose are pending before or threatened by the Commission;

                     (iii) subsequent to the execution and delivery of this Agreement and prior to the Closing Date, there has not occurred any downgrading, nor shall any notice have been given of (A) any intended or potential downgrading or (B) any review or possible change that does not indicate the direction of a possible





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              change, in the rating accorded any of the Company's securities by either of Standard & Poor's Ratings Group or Moody's Investors Service, Inc.;

                     (iv) there has not occurred any material adverse change, or any development involving a prospective material adverse change, in the financial condition, or in the business or operations of the Company and its subsidiaries, taken as a whole, from that set forth in the Registration Statement and the Prospectus exclusive of any supplement or amendment thereto, whether or not incorporated by reference; and

                     (v) the Prospectus shall have been filed with the Commission pursuant to Rule 424 within the applicable time period prescribed for such filing and in accordance with Section 3(a) of this Agreement.

              (f) That the Company shall have performed in all material respects such of its obligations under this Agreement as are to be performed by the terms hereof at or before the time of purchase.

              6. Termination of Agreement. If the sale to the Underwriters of the Offered Securities, as contemplated in this Agreement, is not carried out by the Underwriters for any reason permitted hereunder or if such sale is not carried out because the Company shall be unable to comply with any of the terms hereof, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4 and 9 hereof), and the Underwriters shall be under no obligation or liability to the Company under the agreement (except to the extent provided in Section 9 hereof) or to one another hereunder.

              If the Manager or any group of Underwriters elect to terminate this Agreement as provided in this Section 6, the Company and each other Underwriter shall be notified promptly by letter or telegram.

              7. Defaulting Underwriters. If any Underwriter or Underwriters shall default in its or their obligation to take up and pay for the Offered Securities to be purchased by it or them hereunder and,

                     (i) the aggregate principal amount of Offered Securities which the defaulting Underwriters agreed but failed to purchase is 10% or less of the aggregate principal amount of all of the Offered Securities, the non-defaulting Underwriters whether one or more, or the Company, may make arrangements satisfactory to the Company and the non-defaulting Underwriters for the purchase of such Offered Securities by other persons, including any of the non-defaulting Underwriters, but if no such arrangements are made by the Closing Date, the non-defaulting Underwriters shall be obligated severally, in proportion to their respective commitments hereunder, to purchase the Offered Securities which the defaulting Underwriters agreed but failed to purchase; provided that in no event





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              shall the principal amount of Offered Securities which any non-
              defaulting Underwriter has agreed to purchase hereunder be increased by an amount in excess of one-ninth of such principal amount, without the written consent of the non-defaulting Underwriter; or

                     (ii) the aggregate principal amount of the offered Securities which the defaulting Underwriters agreed but failed to purchase is more than 10% of the aggregate principal amount of all of the Offered Securities and arrangements satisfactory to the non-defaulting Underwriters and the Company for the purchase of such Offered Securities are not made by the non-defaulting Underwriters or the Company within thirty-six hours after such default, the Underwriting Agreement will terminate without liability on the part of the non-defaulting Underwriters or the Company.

              Without relieving any defaulting Underwriter from its obligations hereunder, the Company agrees with the non-defaulting Underwriters that it will not sell any Offered Securities hereunder unless all of the Offered Securities are purchased by the Underwriters (or by substituted underwriters selected by the Manager with the approval of the Company or selected by the Company with the Manager's approval).

              If a new underwriter or underwriters are substituted by the Underwriters or by the Company for a defaulting Underwriter or Underwriters in accordance with the foregoing provisions, the Company or the Manager shall have the right to postpone the Closing Date for a period not exceeding five business days in order that necessary changes in the Registration Statement and Prospectus and other documents may be effected.

              The term Underwriter as used in this Agreement shall refer to and include any underwriter substituted under this Section 7 with like effect as if such substituted underwriter had originally been named herein.

              8. Representations and Warranties. The Company represents and warrants to each of the Underwriters that:

              (a) The Registration Statement has become effective; no stop order suspending the effectiveness of the Registration Statement is in effect, and no proceedings for such purpose are pending before or threatened by the Commission;

              (b)    (i)    each document, if any, filed or to be filed
       pursuant to the Exchange Act and incorporated by reference in the Prospectus complied or will comply when so filed in all material respects with the Exchange Act and the applicable rules and regulations of the Commission thereunder, (ii) each part of the Registration Statement, when such part became effective, did not contain, and each such part, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the





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       statements therein not misleading, (iii) the Registration Statement and the Prospectus comply, and, as amended or supplemented, if applicable, will comply in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the applicable rules and regulations of the Commission thereunder and
       (iv) the Prospectus does not contain and, as amended or supplemented, if applicable, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that the representations and warranties set forth in this Section 8(b) do not apply (A) to statements or omissions in the Registration Statement or the Prospectus based upon information relating to any Underwriter furnished to the Company in writing by such Underwriter expressly for use therein or (B) to that part of the Registration Statement that constitutes the Statement of Eligibility and Qualification (Form T-1) under the 1939 Act of the Senior Trustee, Senior Subordinated Trustee or Subordinated Trustee, as applicable;

              (c) the Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the state of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

              (d) each of Sun Energy Partners, L.P., Sun Operating Limited Partnership and Oryx U.K. Energy Company has been duly incorporated or formed, is validly existing in good standing under the laws of the jurisdiction of its incorporation or formation and has all consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, and all courts or other tribunals necessary to conduct its business as described in the Prospectus, except to the extent that the lack of such consents, authorizations, approvals, orders, certificates or permits would not have a material adverse effect on the Company and its subsidiaries, taken as a whole;

              (e) this Agreement has been duly authorized, executed and delivered by the Company;

              (f) Coopers & Lybrand are independent accountants with respect to the Company as required by the Securities Act and the applicable rules and regulations thereunder;

              (g) the Senior Indenture, Senior Subordinated Indenture or Subordinated Indenture, as applicable, has been duly qualified under the Trust Indenture Act and has been duly authorized, executed and delivered by the Company;





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              (h)    the Offered Securities have been duly authorized and, when executed and authenticated in accordance with the Senior Indenture, Senior Subordinated Indenture or Subordinated Indenture, as applicable, and delivered to and duly paid for by the Underwriters, will be entitled to the benefits of the Senior Indenture, Senior Subordinated Indenture or Subordinated Indenture, as applicable and will be valid and binding obligations of the Company; and

              (i) the execution and delivery by the Company of, and the performance by the Company of its obligations under, this Agreement, the Senior Indenture, Senior Subordinated Indenture or Subordinated Indenture, as applicable and the Offered Securities will not contravene any provision of applicable law or the certificate of incorporation or by-laws of the Company or any agreement or other instrument binding upon the Company or any of its subsidiaries that is material to the Company and its subsidiaries, taken as a whole or to the best of the Company's knowledge any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company or its subsidiaries, that is material to the Company and its subsidiaries, taken as a whole, and no consent, approval, authorization or order of or qualification with any governmental body or agency is required for the performance by the Company of its obligations under this Agreement and the Offered Securities, except such as may be required by the securities or Blue Sky laws of the various states.

              9. Indemnification and Contribution. (a) The Company agrees to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act, or
Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities, in so far as such losses, claims, damages and liabilities arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or the Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any Basic Prospectus or any preliminary prospectus, or arise out of or are based upon any omission, or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities are caused by any such untrue statement or omission or alleged untrue statement or omission based upon information furnished to the Company in writing by any Underwriter expressly for use therein. The foregoing indemnity agreement with respect to any Basic Prospectus or any preliminary prospectus shall not inure to the benefit of any Underwriter from whom the person asserting any such losses, claims, damages or liabilities purchased Offered Securities, or any person controlling such Underwriter, if a copy of the Prospectus (as then amended or supplemented if the Company shall have furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the Offered Securities to such person, and if the Prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.





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              (b)    Each Underwriter agrees, severally and not jointly, to
       indemnify and hold harmless the Company, its directors, its officers who sign the Registration Statement and each person, if any, who controls the Company within the meaning of either Section 15 of the Act, or
       Section 20 of the Exchange Act, to the same extent as the foregoing indemnity from the Company to each Underwriter, but only with reference to information relating to such Underwriter furnished to the Company in writing by such Underwriter expressly for use in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any Basic Prospectus or any preliminary prospectus.

              (c) In case any proceeding shall be instituted involving any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (hereinafter called the indemnified party) shall promptly notify the person against whom such indemnity may be sought (hereinafter called the indemnifying party) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to differing interests between them. It is understood that the indemnifying party shall not, in connection with any proceeding or related proceedings in the same jurisdiction, be liable for the reasonable fees and expenses of more than one separate firm for all such indemnified parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons of Underwriters, such firm shall be designated in writing by the Manager. In the case of any such separate firm for the Company, and such directors, officers and control persons of the Company, such firm shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. No indemnifying party shall without the prior written consent of the indemnified party effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding.

              (d)    If the indemnification provided for in paragraphs (a) or
       (b) of this Section 9 is unavailable to an indemnified party in respect or any losses, claims, damages or





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
       liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Underwriters from the offering of the Offered Securities or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company of the Underwriters in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Company and the Underwriters shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

              (e) The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 9 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in paragraph (d) above. The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in paragraph (d) above shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 9, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Offered Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters' obligations to contribute pursuant to this Section 9 are several in proportion to their respective underwriting percentages determined by the ratio which the original purchase obligation of any Underwriter appearing in the Underwriting Agreement (or such amount increased as provided in Section 7 above) bears to the total purchase obligations of the Underwriters set forth therein.

              (f) The indemnity and contribution agreements contained in this Section 9 and the representations and warranties of the Company contained herein shall remain operative and in full force and effect regardless of (1) any termination of this Agreement, (2) any investigation made by or on behalf of any Underwriter or any person controlling any Underwriter or by or on behalf of the Company, its officers or directors or any other person controlling the Company and
       (3) acceptance of and payment for any of the





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       Offered Securities.

              10. Termination in Certain Events. This Agreement shall be subject to termination in the Manager's absolute discretion, by notice given to the Company, if (a) after the execution and delivery of this Agreement and prior to the Closing Date (i) trading generally shall have been suspended or materially limited on the New York Stock Exchange; (ii) a general moratorium on commercial banking activities in New York shall have been declared by either federal or New York State authorities; or (iii) there shall have occurred any outbreak or escalation of hostilities or any calamity or crisis that, in the judgment of the Manager, is material and adverse and (b) such event singly or together with any other such event makes it, in the judgment of the Manager, impracticable to market the Offered Securities on the terms and in the manner contemplated in the Prospectus.

              11. Counterparts. This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement between the parties and shall become effective at such time as each of the parties shall have signed such counterparts and shall have notified the other party thereof.

              12. Construction. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

              13. Parties at Interest. This Agreement has been and is made solely for the benefit of the Underwriters and the Company, and the controlling persons, directors and officers referred to in Section 9 hereof, and their respective successors, assigns, executors and administrators. No other person shall acquire or have any right under or by virtue of this Agreement.

              14. Section Headings. The Section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

                                                                       EXHIBIT A



                               FORM OF OPINION OF
                            WILLIAM C. LEMMER, ESQ.
          VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY OF THE COMPANY



                                                            ______________, 19__



[MANAGER]
  as Manager for the several Underwriters
[ADDRESS]

Dear Sirs:

       I am General Counsel of Oryx Energy Company, a Delaware corporation (the "Company"), and in such capacity am familiar with the Underwriting Agreement dated ____________, 199_ (the "Underwriting Agreement") between you and the Company, pursuant to which the Underwriters severally agree to purchase from the Company an aggregate of $ _________ principal amount of [title of securities] of the Company (the "Notes") issued or to be issued pursuant to an indenture dated as of [insert appropriate indenture] (the "Indenture") between the Company and [insert appropriate Trustee], as Trustee (the "Trustee").

       I, or persons responsible to me, have examined originals or copies, certified or otherwise identified to my satisfaction, and such documents, corporate records, certificates of public officials and other instruments as I have deemed necessary or advisable for the purpose of rendering this opinion. Defined terms herein unless otherwise specified shall have the meanings specified in the Underwriting Agreement.

       I have also examined copies of the Registration Statement on Form S-3 (File No. 333-____) relating to up to $500,000,000 aggregate principal amount of Securities filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), exhibits thereto and documents incorporated by reference therein. Such Registration Statement is now effective, and together with the exhibits thereto and documents incorporated by reference therein is herein called the "Registration Statement". The prospectus constituting a part thereof, in the form filed with the Commission pursuant to Rule 424 of the rules and regulations under the Act, together with the prospectus supplement (other than a preliminary prospectus supplement) specifically relating to the Notes, as filed with, or mailed for filing to, the Commission pursuant to Rule 424, is herein called the "Prospectus".

       Based upon the foregoing, I am of the opinion that:

       (1) The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware and is duly qualified to do business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect upon the Company and its subsidiaries, taken as a whole.

       (2) Each of the Company, Sun Energy Partners, L.P., Sun Operating Limited Partnership and Oryx U.K. Energy Inc. (such corporations or partnerships other than the Company being collectively referred to herein as the "Subsidiaries") has been duly incorporated or formed and is validly existing in the jurisdiction of its incorporation or formation, and has all consents, authorizations, approvals, orders, certificates and permits of and from, and has made all declarations and filings with, all federal, state, local and other governmental authorities, and all courts or other tribunals, necessary to conduct its business as described in the Prospectus, except to the extent that the lack of such consents, authorizations, approvals, orders, certificates or permits could not have a material adverse effect on the Company and its subsidiaries, taken as a whole.

       (3) The Indenture has been duly authorized, executed and delivered by the Company.

       (4) The Notes have been duly authorized by all necessary corporate action on the part of the Company.

       (5) The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

       (6) The execution, delivery and performance of the Underwriting Agreement and the Indenture relating to the Notes will not contravene any provision of applicable law or the Certificate of Incorporation or By-laws or the agreement of limited partnership of the Company or any Subsidiary or any material agreement or other material instrument binding upon the Company or any Subsidiary, or any order or regulation known to me to be applicable to the Company or any Subsidiary of any court, regulatory body, administrative agency or governmental body having jurisdiction in the premises, and no consent, approval or authorization of any governmental body or agency (other than pursuant to any state securities or Blue Sky law) is required for the performance of the Underwriting Agreement and the issuance and sale of the Notes pursuant to the Underwriting Agreement;

       (7) The statements (1) in the Registration Statement under Item 15 and (2) in the Company's most recent Annual Report on Form 10-K under ["Business and Properties - Other" and "Legal Proceedings"], and the statements in the Prospectus with regard to the ownership of the Subsidiaries, in each case insofar as such statements constitute summaries of the legal matters, documents or proceedings referred to therein, fairly present the information called for with respect to such legal matters, documents and proceedings and fairly summarize the matters referred to therein;

       (8) After due inquiry, I do not know of any legal or governmental proceeding pending or threatened to which the Company or any of its subsidiaries (including the Subsidiaries) is a party or to which any of the properties of the Company or any of its subsidiaries (including the Subsidiaries) is subject which is required to be described or of any contract or other document which is required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement which is not described or filed as required; and

       (9) I (a) am of the opinion that (except as to financial statements included therein, as to which I am not called upon to express any opinion) each document, if any, filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and incorporated by reference in the Registration Statement and the Prospectus complied when so filed as to form in all material respects with the Exchange Act and the rules and regulations of the Commission thereunder, (b) am of the opinion that the Registration Statement, and Prospectus, as amended or supplemented, if applicable (except as to financial statements and other financial data included therein, as to which I am not called upon to express any opinion), comply as to form in all material respects with the Securities Act and the Trust Indenture Act of 1939, as amended (the "1939 Act") and the applicable rules and regulations thereunder, (c), believe that (except as to financial statements and other financial data included therein, as to which I am not called upon to express any belief, and except for that part of the Registration Statement that constitutes a Statement of Eligibility and Qualification (Form T-1) under the 1939 Act) each part of the Registration Statement when such part became effective or was incorporated by reference into the Registration Statement did not contain, and as of the date this opinion is delivered, does not contain, any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (d) believe that (except as to financial statements and other financial data included therein, as to which I am not called upon to express any belief, and except for that part of the Registration Statement that constitutes a Form T-1 heretofore referred to) the Registration Statement and the Prospectus, as amended or supplemented, if applicable, do not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

       I am qualified to practice law in the State of New York and I express no opinion except as to matters governed by the laws of the State of New York, the General Corporation Law of the State of Delaware and United States federal laws.

                                                                       EXHIBIT B

                               FORM OF OPINION OF
                   AKIN, GUMP, STRAUSS, HAUER & FELD, L.L.P.
                        SPECIAL COUNSEL FOR THE COMPANY

                                                      ___________________, 199__

[Manager]
  as Manager for the several Underwriters
[Address]

Dear Sirs:

       We have acted as counsel for Oryx Energy Company (the "Company") in connection with the issue and sale to the several underwriters (the "Underwriters"), for whom you are acting as Manager, named in the Underwriting Agreement dated __________, 199_ (the "Underwriting Agreement") of $___________ principal amount of [name of security] (the "Offered Securities") of the Company to be issued pursuant to the indenture dated as of [insert applicable indenture] and as further amended by the Trust Indenture Reform Act of 1990 (the "Indenture") between the Company and [insert applicable Trustee], as Trustee. Defined terms herein unless otherwise specified shall have the meanings specified in the Underwriting Agreement.

       We have examined originals or copies, certified or otherwise identified to our satisfaction, of such other documents, corporate records, certificates of public officials and other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including those relating to the authorization, execution and delivery by the Company of the Indenture and the Underwriting Agreement and the authorization, issuance and sale of the Offered Securities by the Company.

       We have reviewed the Company's registration statement on Form S-3 (File No. 333-_____) relating to up to $500,000,000 in the aggregate of debt securities, Preferred Stock and Common Stock of the Company filed with the Securities and Exchange Commission (the "Commission") pursuant to the provisions of the Securities Act of 1933, as amended (the "Act"), and the documents incorporated by reference in the prospectus included therein (the "Incorporated Documents"). In addition, we have reviewed evidence that the registration statement was declared effective under the Act and that the Indenture was qualified under the Trust Indenture Act of 1939 (the "1939 Act"). The registration statement (including the Incorporated Documents) as amended to the date of the Underwriting Agreement is hereinafter referred to as the "Registration Statement", and the prospectus included in the Registration Statement, as supplemented by the final prospectus supplement dated _______ specifically relating to the Offered Securities in the form first filed with the Commission pursuant to Rule 424 under the Act, and used to confirm sales of the Offered Securities is hereinafter referred to as the "Prospectus", and such term and the term "Registration Statement" each include the Incorporated Documents.

              Based upon the foregoing, we are of the opinion that:

              (i) the Indenture has been duly authorized, executed and delivered by the Company and is a valid and binding agreement of the Company, enforceable in accordance with its terms except as (A) may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and availability of equitable remedies may be limited by equitable principles of general applicability, and the Indenture has been duly qualified under the 1939 Act;

              (ii) the Offered Securities have been duly authorized and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters in accordance with the Underwriting Agreement, will be valid and binding obligations of the Company, enforceable in accordance with their respective terms, and will be entitled to the benefits of the Indenture, except as (A) may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally and (B) rights of acceleration and availability of equitable remedies may be limited by equitable principles of general applicability; and the terms of the Offered Securities have been established in conformity with the provisions of the Indenture.

              (iii) the Underwriting Agreement has been duly authorized, executed and delivered by the Company;

              (iv) the statements in the Prospectus under "Description of [Offered Securities]" and "Underwriting" (in the Prospectus Supplement), and "Description of the Debt Securities" (in the Basic Prospectus), insofar as such statements constitute a summary of the documents referred to therein, fairly present the information called for with respect to such documents.

              We have not ourselves confirmed the accuracy or completeness of, or otherwise verified, the information furnished with respect to other matters in the Registration Statement or Prospectus. We have generally reviewed and discussed with your representatives and with certain officers and employees of, and counsel and independent public accountants for, the Company the information furnished, whether or not subject to our confirmation and verification. On the basis of such review and discussion, but without independent confirmation or verification, except as stated, (i) we believe that the Registration Statement and Prospectus (except for the financial statements and other financial and statistical data included therein or omitted therefrom, as to which we are not called upon to express any statement, and except for that part of the Registration Statement that constitutes the Statements of Eligibility and Qualification (Form T-1) under the 1939 Act) on the date of the Underwriting Agreement did not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein not misleading and that the Prospectus (except as aforesaid) does not on the date hereof contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (ii) we are of the opinion that the Registration Statement and Prospectus (except for the financial statements and other financial and statistical data included therein or omitted therefrom, as to which we are not called upon to express an opinion) comply as to form in all material respects with the Act and the 1939 Act and the rules and regulations of the Commission thereunder.

              We are members of the Bar of the State of New York and the foregoing opinion is limited to the laws of the State of New York (other than the state securities or "blue sky" laws of such state), the federal laws of the United States of America and the General Corporation Law of the State of Delaware.

              This opinion is furnished by us, as counsel to the Company, to you as Manager for the several Underwriters in connection with the issuance and sale of the Offered Securities, solely for your benefit. This opinion may not be relied upon by you for any other purpose or relied upon by or furnished to any other person without our prior written consent. Notwithstanding the foregoing, however, [insert applicable Trustee], as Trustee, may rely on our opinion expressed in subparagraphs (i) and (ii) above.

                                        Very truly yours,

                                                                       EXHIBIT C

                               FORM OF OPINION OF
                        MILBANK, TWEED, HADLEY & MCCLOY
                          COUNSEL FOR THE UNDERWRITERS


                                                                         , 199__

[Manager]
  as Manager for the several Underwriters
[Address]

Dear Sirs:

              We have acted as counsel for you in connection with the purchase by the several Underwriters from Oryx Energy Company (the "Company"), pursuant to the Underwriting agreement dated ___________________ ___, 199__ between you and the Company (the "Underwriting Agreement") of $______________ aggregate principal amount of [name of security] (the "Offered Securities"), issued under and pursuant to the [insert applicable indenture] (as amended, the "Indenture") under which [insert applicable Trustee] (the "Trustee").

              We have examined originals, or copies certified to our satisfaction, of such corporate records of the Company, agreements and other instruments, certificates of public officials, certificates of officers and representatives of the Company and of the Trustee and other documents as we have deemed it necessary to require as a basis for the opinions hereinafter expressed. In our examination of documents we have assumed the genuineness of all signatures, the authenticity of documents submitted to us as originals, the conformity with original documents of all documents submitted to us as copies and the authenticity of the originals of such later documents. As to various questions of fact material to such opinions we have, when relevant facts were not independently established, relied upon certifications by officers of the Company, and other appropriate persons and statements contained in the Registration Statement and Prospectus hereinafter mentioned.

              In addition, we attended the closing held today at our offices in New York, New York, during the course of which the Company delivered the Offered Securities to your representative at the office of The Depository Trust Company, New York, New York, in accordance with the Underwriting Agreement, against payment therefor.

              Based upon the foregoing, and having regard to legal considerations which we deem relevant, we are of the opinion that:

              1. The Company is a corporation validly existing and in good standing under the laws of the State of Delaware and has corporate power to transact the business in which it is now engaged.

              2. The Underwriting Agreement has been duly authorized, executed and delivered by the Company.

              3. The Registration Statement on Form S-3 with respect to the Offered Securities, as amended (the "Registration Statement"), filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), has become effective and remains in effect at this date, and the Prospectus dated _____________ ___, 199__, including all documents incorporated by reference pursuant to the requirements of Form S-3 under the Act constituting a part thereof (the "Basic Prospectus"), as supplemented by the prospectus supplement dated ______________ ___, 199__ relating to the Offered Securities (the "Prospectus Supplement") (the Basic Prospectus as supplemented by the Prospectus Supplement being herein referred to as the "Prospectus"), may lawfully be used for the purposes specified in the Act in connection with the offer and sale of the Offered Securities in the manner therein specified.

              4. The Registration Statement and the Prospectus (except the financial statements and other financial and statistical data included therein as to which we express no opinion) appear on their face to be appropriately responsive in all material respects to the requirements of the Act, the Securities Exchange Act of 1934, as amended, and the Trust Indenture Act of 1939, as amended (the "1939 Act") and to the applicable rules and regulations of the Commission under said Acts.

              As to the financial statements included in the Prospectus, we have made no examination of the Company's books of account and we therefore express no opinion. As to the statements under "Description of the Debt Securities" in the Basic Prospectus, as supplemented by statements under "Description of [Offered Securities]" in the Prospectus Supplement, we are of the opinion that the statements are accurate and do not omit any material fact required to be stated therein or necessary to make such statements not misleading. As to other matters we have not undertaken to determine independently the accuracy or completeness of the statements contained in the Registration Statement or in the Prospectus. We have, however, participated in extended conferences with counsel for and representatives of the Company in connection with the preparation of the Registration Statement, and we have reviewed all documents incorporated by reference in the Prospectus pursuant to the requirements of Form S-3 under the Act and such of the corporate records of the Company as we deemed advisable. None of the foregoing disclosed to us any information which gave us reason to believe that the Registration Statement or the Prospectus (except the financial statements and other financial and statistical data included therein as to which we express no opinion) contains on the date hereof any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

              5. The Indenture has been duly authorized, executed and delivered by the Company and conforms to the statements with respect thereto contained in the Registration Statement and the Prospectus; is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or enforceability of creditors' rights generally. The enforceability of the Indenture is subject to the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), including without limitation (i) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (ii) concepts of materiality, reasonableness, good faith and fair dealing. The Indenture has been duly qualified under the 1939 Act.

              6. The Offered Securities conform to the terms of the Underwriting Agreement and to the statements with respect thereto contained in the Registration Statement and the Prospectus and, assuming due execution thereof by the Company and due authentication and delivery by the Trustee, have been duly authorized, executed, authenticated and delivered and duly issued for value by the Company and (subject to the qualifications stated in paragraph 5 above) are legal, valid and binding obligations of the Company and entitled to the benefits afforded by the Indenture.

              We have also examined the opinions dated the date hereof of William C. Lemmer, Vice President, General Counsel and Secretary of the Company, and Akin, Gump, Strauss, Hauer & Feld, L.L.P., special counsel for the Company, delivered in accordance with the provisions of Sections 5(a) and 5(b), respectively, of the Underwriting Agreement, which opinions are in form satisfactory to us.

              We do not express any opinion as to matters governed by any laws other than the laws of the State of New York, the Federal laws of the United States and the General Corporation Law of the State of Delaware.

                                        Very truly yours,

                             UNDERWRITING AGREEMENT

                          [DESCRIPTION OF SECURITIES]

                                                                          [DATE]

Oryx Energy Company
13155 Noel Road
Dallas, Texas  75221-5067


Dear Sirs:

              We (the "Underwriters") understand that Oryx Energy Company, a Delaware corporation (the "Company"), proposes to issue and sell $_________ aggregate principal amount of its ______________ Notes due _________________ (the "Offered Securities").

              Subject to the terms and conditions set forth or incorporated by reference herein, the Company hereby agrees to sell all of the Offered Securities, and each of the Underwriters agrees, severally and not jointly, to purchase the respective principal amount of Offered Securities set forth opposite its name below, in each case at a purchase price of ______% of the principal amount of such Securities, plus accrued interest, if any, from _____________ to the date of payment and delivery.

                                                                       Principal
                                                                       Amount of
              Name                                                    Securities
              ----                                                    ----------





       Total  . . . . . . . . . . . . . . . . . . . . . . . . . . .  $
                                                                      ==========

              The Underwriters will pay for such Offered Securities by wire transfer of Federal or similar same day funds, upon delivery of the Offered Securities at the offices of Milbank, Tweed, Hadley & McCloy at 10:00 a.m. (New York time) on _____________ or at such other time, not later than 10:00 a.m. (New York time) on such date as shall be jointly designated by the Underwriters and the Company (the "Closing Date").

              The Offered Securities shall have the terms set forth in the Prospectus dated _________________ (the "Prospectus"), and the Prospectus Supplement dated ______________ (the "Prospectus Supplement"), including the following:

Maturity:

Interest Rate:

Redemption Provisions:

Interest Payment Dates:

Form and Denomination:


              All provisions of the document entitled Oryx Energy Company Underwriting Agreement Standard Provisions (Debt) dated ________________, are herein incorporated by reference in their entirety and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein, except to the extent that such provisions are amended or supplemented by this Agreement.

              Please confirm your agreement by having an authorized officer sign a copy of this agreement in the space set forth below and returning the signed copy to us.


                                           Very truly yours,

                                           [Underwriter]



                                           By:
                                               ---------------------------------
                                               Name:
                                               Title:





Accepted:

ORYX ENERGY COMPANY


By:
    ---------------------------------
     Name:  Edward W. Moneypenny
     Title: Executive Vice President,
       Finance, Chief Financial
             Officer and Treasurer





                                      C-6